AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999
                                                    REGISTRATION NO. 333 - 68643

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                BB&T CORPORATION
             (Exact name of registrant as specified in its charter)

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
        NORTH CAROLINA                             6060                              56-0939987
 (State or other jurisdiction           (Primary Standard Industrial              (I.R.S. Employer
of incorporation or organization)        Classification Code Number)           Identification Number)
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                             200 WEST SECOND STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (336) 733-2000
          (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                             JERONE C. HERRING, ESQ.
                        200 WEST SECOND STREET, 3RD FLOOR
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (336) 733-2180
            (Name, address, including Zip Code, and telephone number,
                   including area code, of agent for service)

                  THE COMMISSION IS REQUESTED TO SEND COPIES OF
                             ALL COMMUNICATIONS TO:

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
            DOUGLAS A. MAYS                                    HUGH B. WELLONS
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC           FLIPPIN, DENSMORE, MORSE, RUTHERFORD & JESSEE
    3300 ONE FIRST UNION CENTER                           10 SOUTH JEFFERSON STREET
 CHARLOTTE, NORTH CAROLINA 28202-6025                      ROANOKE, VIRGINIA 24006

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


        Pursuant to Registration Statement No. 333-68643 on Form S-4, BB&T Corporation, a North Carolina corporation (the "Company"), registered 16,845,644 shares of its common stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to an Agreement and Plan of Reorganization dated as of August 26, 1998 and a related Plan of Merger between the Company and MainStreet Financial Corporation, a former Virginia corporation ("MainStreet"), that provided for the acquisition by the Company of MainStreet by means of the merger of MainStreet with and into the Company (the "Merger"). The Company hereby removes from registration 72,787 shares of Common Stock that remain unissued after the Merger.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on April 30, 1999.

                                BB&T CORPORATION

                                By:    /s/ Jerone C. Herring
                                       -------------------------
                                Name:  Jerone C. Herring
                                Title: Executive Vice President and Secretary


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the registration statement S-4 has been signed by the following persons in the capacities indicated on April 30, 1999.

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        /s/ John A. Allison IV*                           /s/ Scott E. Reed*
------------------------------------               -------------------------------------
Name:   John A. Allison IV                         Name:  Scott E. Reed
Title:  Chairman of the Board and                  Title: Senior Executive Vice President
        Chief Executive Officer                           and Chief Financial Officer
        (principal executive officer)                     (principal financial officer)


        /s/ Sherry A. Kellett*                            /s/ Paul B. Barringer*
-------------------------------------              -------------------------------------
Name:   Sherry A. Kellett                          Name:  Paul B. Barringer
Title:  Executive Vice President                   Title: Director
        and Controller
        (principal accounting officer)


        /s/ Alfred E. Cleveland*                          /s/ W. R. Cuthbertson, Jr.*
-------------------------------------              -------------------------------------
Name:   Alfred E. Cleveland                        Name:  W. R. Cuthbertson, Jr.
Title:  Director                                   Title: Director


        /s/ Ronald E. Deal*                               /s/ A. J. Dooley, Sr.*
-------------------------------------              -------------------------------------
Name:   Ronald E. Deal                             Name:  A. J. Dooley, Sr.
Title:  Director                                   Title: Director


                                                          /s/ Paul S. Goldsmith*
-------------------------------------              -------------------------------------
Name:   Tom D. Efird                               Name:  Paul S. Goldsmith
Title:  Director                                   Title: Director



        /s/ L. Vincent Hackley*
-------------------------------------
Name:   L. Vincent Hackley
Title:  Director


        /s/ Jane P. Helm*                                 /s/ Richard Janeway, M.D.*
-------------------------------------              --------------------------------------
Name:   Jane P. Helm                               Name:  Richard Janeway, M.D.
Title:  Director                                   Title: Director

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                                        3

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

        /s/ J. Ernest Lathem, M.D.*                       /s/ James H. Maynard*
--------------------------------------             --------------------------------------
Name:   J. Ernest Lathem, M.D.                     Name:  James H. Maynard
Title:  Director                                   Title: Director



        /s/ Joseph A. McAleer, Jr.*                       /s/ Albert O. McCauley*
--------------------------------------             ---------------------------------------
Name:   Joseph A. McAleer, Jr.                     Name:  Albert O. McCauley
Title:  Director                                   Title: Director



        /s/ Richard L. Player, Jr.*                       /s/ C. Edward Pleasants, Jr.*
--------------------------------------             ---------------------------------------
Name:   Richard L. Player, Jr.                     Name:  C. Edward Pleasants, Jr.
Title:  Director                                   Title: Director



        /s/ Nido R. Qubein*                               /s/ E. Rhone Sasser*
--------------------------------------             ---------------------------------------
Name:   Nido R. Qubein                             Name:  E. Rhone Sasser
Title:  Director                                   Title: Director



        /s/ Jack E. Shaw*                                 /s/ Harold B. Wells*
--------------------------------------             ---------------------------------------
Name:   Jack E. Shaw                               Name:  Harold B. Wells
Title:  Director                                   Title: Director



*By:    /s/ Jerone C. Herring
    ----------------------------------
        Jerone C. Herring
        Attorney-in-Fact

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